United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported) : December 5, 2002




                                   WICKES INC.
                                   -----------
             (Exact name of registrant as specified in its charter)

        Delaware                    1-14967                   36-3554758
        --------                   ----------                 ----------
 (State of Incorporation)     (Commission File No.)         (IRS Employer
                                                          Identification No.)

             706 North Deerpath Drive, Vernon Hills, Illinois 60061
             ------------------------------------------------------
                    (Address of principal executive offices)
                                 (847) 367-3400
                                 --------------
              (Registrant's telephone number, including area code)



Item 5. Other Events:
---------------------


                                BULK SALES NOTICE

                                December 5, 2002


[Creditor Name]
[Creditor Street Address]
[Creditor City, State and Zip Code]

Gentlemen:

         We are pleased to advise you that Wickes Inc. (also known as Wickes Lumber Company) has agreed to make a transfer, which may constitute a bulk transfer under W.S.A. 406 et seq, of its 37 lumber yards and other facilities in Wisconsin and Michigan identified on the attached Exhibit A (the "Assets") to Lanoga Corporation, a Minnesota corporation, which operates subsidiaries under the names "United Building Centers", "Spenard Builders Supply", "Lumbermen's of Washington, Inc. dba Lumbermen's Building Centers" and "Home Lumber Company". More specifically, the assets that Wickes has agreed to sell to Lanoga consist generally of the inventory, accounts receivable, equipment, real estate, and goodwill relating to the business operations involving the Assets. After the sale, Wickes will continue to own 59 lumber yards and 18 component manufacturing facilities and will own approximately 70% of the inventory that it owned prior to closing.

The purchase price for the Assets will be $55,153,000 plus the value of the inventory and accounts receivable of the Business operations involving the Assets less certain liabilities to be assumed by Lanoga, including certain accounts payable of Wickes as of the closing date that have arisen directly from the conduct of the business operations involving the Assets (the "Assumed Accounts Payable"). We hope to close the sale on or about December 16, 2002 in Chicago, Illinois.

The estimated total of Wickes' indebtedness is $163,568,000. Wickes has informed Lanoga that it will continue to be responsible for, and will pay in full as they fall due, all of the obligations incurred by it, other than the Assumed Accounts Payable that Lanoga will assume. Wickes has informed us that it will use the consideration received by it on the closing date to pay down the balance outstanding with respect to Wickes' line of credit extended by its accounts receivable/inventory lenders, a group of financial institutions of which Fleet Retail Finance, Inc. acts as Agent, which will result in an increase in Wickes' borrowing capacity under its line of credit.

Wickes' principal business address remains:

                                    Wickes Inc.
                                    706 North Deerpath Drive
                                    Vernon Hills, Illinois 60061

The principal business address of Lanoga Corporation is:

                                    17946 N.E. 65th St. (98052)
                                    PO Box 97040
                                    Redmond, WA
                                    98073-9740

A schedule of property and list of creditors may be inspected at Wickes' address set forth above during normal business hours.

Wickes has informed us that it expects its relationship with most recipients of this letter to continue in connection with Wickes' remaining facilities after the closing of this sale. If you have any questions, please contact the Wickes Information Center at (XXX) XXX-XXX.


                                          Very Truly Yours,


                                          Lanoga Corporation


                                          By:__________________________________
                                          William P. Brakken, Executive Vice
                                          President and Chief Financial Officer